                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         OBJECTIVE COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                         OBJECTIVE COMMUNICATIONS, INC.
                             50 INTERNATIONAL DRIVE
                        PORTSMOUTH, NEW HAMPSHIRE 03801

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 9, 1999

                            ------------------------

To Our Stockholders:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of Objective Communications, Inc. (the "Company") will be held at the Company's headquarters, located at 50 International Drive, Portsmouth, New Hampshire 03801, on Thursday, September 9, 1999 at 10:00 a.m., local time, for the following purposes:

          1. To elect two directors of the Company to serve for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2002, and until their respective successors are elected and qualified;

          2. To consider and vote upon a proposal to approve the adoption of a new 1999 Stock Incentive Plan;

          3. To consider and vote upon a proposal to approve and adopt the Fourth Amended and Restated Certificate of Incorporation of the Company, which amends the existing Certificate of Incorporation to change the name of the corporation to Video Network Communications, Inc. and to eliminate references in the existing Certificate of Incorporation to the reverse stock split that became effective on April 14, 1999; and

          4. To transact such other business as may properly come before the 1999 Annual Meeting of Stockholders or any adjournment thereof.

     Only holders of record of our common stock and our units at the close of business on August 13, 1999 will be entitled to notice of, and to vote at, the 1999 Annual Meeting of Stockholders or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          Robert H. Emery
                                          Secretary

Dated: August 16, 1999

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE THE ENCLOSED PROXY BY MAIL, BY TELEPHONE OR VIA THE INTERNET. IF YOU VOTE BY MAIL, PLEASE SIGN AND DATE THE PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                         OBJECTIVE COMMUNICATIONS, INC.
                             50 INTERNATIONAL DRIVE
                        PORTSMOUTH, NEW HAMPSHIRE 03801
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 9, 1999
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 1999 Annual Meeting of Stockholders. Our 1999 Annual Meeting will be held at the Company's headquarters, located at 50 International Drive, Portsmouth, New Hampshire 03801, on Thursday, September 9, 1999, at 10:00 a.m., local time. We have given you information regarding the purposes of the 1999 Annual Meeting of Stockholders and the matters to be acted upon in the accompanying notice of Annual Meeting of Stockholders. In this proxy statement, we refer to Objective Communications, Inc., a Delaware corporation, as we, the Company or Objective Communications. We refer to our stockholders as you or the stockholders.

     In lieu of an Annual Report to Stockholders for the year ended December 31, 1998, we are mailing a copy of our Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended, including our audited financial statements but excluding exhibits, to our stockholders who are entitled to vote at the 1999 Annual Meeting of Stockholders. We will also provide you with copies of the exhibits to the Annual Report on Form 10-KSB, as amended, for a reasonable fee, upon written request to Robert H. Emery, Vice President, Administration and Finance, Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. The Annual Report on Form 10-KSB does not form any part of the material for the solicitation of proxies.

     We will pay all of the costs of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, our officers and other employees may solicit proxies by personal interview, telephone and telegram. We will not pay any of these persons compensation for those services, which will be performed in addition to their regular duties. We also have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that are held of record by such firms. We will reimburse those persons for their reasonable out-of-pocket expenses in forwarding the proxy soliciting materials.

     We will have a list of the holders of our common stock and our units entitled to vote at the 1999 Annual Meeting of Stockholders available for examination by any stockholder or unitholder of our Company, for any purpose germane to the meeting, for ten days prior to the meeting. The list will be open for examination at our corporate offices located at 50 International Drive, Portsmouth, New Hampshire 03801.

     This proxy statement and the enclosed proxy are first being mailed to our stockholders on or about August 16, 1999.

HOW TO VOTE YOUR PROXY OR REVOKE A PRIOR PROXY

     We are enclosing a proxy for use at the 1999 Annual Meeting of Stockholders and a return envelope. Shares of our common stock and our units that are outstanding on the record date for the 1999 Annual Meeting of Stockholders that are represented by a properly executed proxy will be voted at the Annual Meeting of Stockholders in accordance with the instructions in the proxy if the proxy is timely received and not revoked. If you do not indicate any instructions on the proxy, the proxy holders will vote your shares of common stock "FOR" the proposal to elect two directors of the Company to serve for the terms indicated on the proxy, "FOR" the proposal to adopt the 1999 Stock Incentive Plan, and "FOR" the proposal to approve and adopt the Fourth Amended and Restated Certificate of Incorporation of the Company to read as set forth on Exhibit B to this proxy statement to change the name of our corporation to Video Network Communica-tions, Inc. You also give us discretionary authority in the proxy as to any matters not specifically referred to herein. We are not aware of any other matters that are likely to be brought before the 1999 Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting of Stockholders, the persons named in the proxy are fully authorized to vote on those matters in accordance with their judgment and discretion.

     You may revoke a proxy that you have given us at any time prior to its exercise at the 1999 Annual Meeting of Stockholders. If you would like to revoke a prior proxy, you may do so by (1) giving written notice of revocation to the Secretary of our company, (2) properly submitting to us a new executed proxy bearing a later date, or (3) voting in person at the Annual Meeting of Stockholders. You should address all written notices of revocation of a proxy or other communications with respect to revocation of proxies to Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801,
Attention: Corporate Secretary.

VOTING PROCEDURE

     All holders of record of our common stock and our units at the close of business on August 13, 1999, the record date of the 1999 Annual Meeting of Stockholders, will be eligible to vote at the Annual Meeting of Stockholders. Each holder of our common stock is entitled to one vote at the Annual Meeting of Stockholders for each share of common stock held on the record date. Each holder of our units, comprised of three shares of our common stock and two redeemable common stock purchase warrants, is entitled to three votes at the Annual Meeting of Stockholders for each unit held on the record date, representing the three shares of common stock comprising part of the unit. As of August 13, 1999, there were 8,812,141 shares of our common stock outstanding (including shares of our common stock comprising part of our outstanding units).

     If a majority of the outstanding shares of our common stock (including shares of our common stock comprising part of our outstanding units) entitled to vote at the Annual Meeting of Stockholders are present at the meeting in person or by proxy, a quorum necessary for the transaction of business will be present at the Annual Meeting of Stockholders. The inspectors of election for the Annual Meeting of Stockholders will tabulate votes cast in person or by proxy, abstentions and broker non-votes (which we define below) and will consider those votes, abstentions and broker non-votes in the determination of whether a quorum is present at the 1999 Annual Meeting of Stockholders. The inspectors of election will treat shares (including shares of our common stock comprising part of our outstanding units) represented by executed proxies that abstain from voting as shares that are present and entitled to vote at the meeting for purposes of determining whether a matter has been approved. If, with respect to any shares (including shares of our common stock comprising part of our outstanding units), a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote, and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on either proposal, those shares will not be treated as present and entitled to vote for purposes of determining whether the proposal is approved.

                               SECURITY OWNERSHIP

     We are presenting the information set forth below regarding beneficial ownership of the common stock in accordance with rules of the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under the Commission's rules, beneficial ownership of common stock includes any shares as to which a person has the sole or shared voting power or investment power, and also includes any shares which a person has the right to acquire within 60 days of the date of this proxy statement through the exercise of any stock option, warrant or other right.

SECURITY OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL
STOCKHOLDERS

     We are providing you with certain information regarding the beneficial ownership of our common stock as of August 13, 1999 by (i) all of the persons we know who beneficially own 5% or more of our outstanding shares of common stock,
(ii) each of our current directors and nominees for election to our Board at this year's Annual Meeting of Stockholders, and (iii) all of our current directors and executive officers, as a group.

Unless we indicate otherwise below, each stockholder named has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. None of the persons named below beneficially owns any of our units as of August 13, 1999, the record date for our Annual Meeting of Stockholders.

                                                                                 PERCENT OF
                                                              NUMBER OF SHARES   CLASS (1)
                                                              ----------------   ----------
5% OR GREATER STOCKHOLDERS (2)
Barry Rubenstein (3)........................................      768,000           8.7%
Seneca Ventures (4).........................................      468,000           5.3
Woodland Venture Fund (5)...................................      573,000           6.5
Woodland Partners (6).......................................      573,000           6.5
The Marilyn and Barry Rubenstein Family Foundation (7)......      573,000           6.5
Woodland Services Corp. (8).................................      573,000           6.5
DIRECTORS AND EXECUTIVE OFFICERS
James F. Bunker (9).........................................       19,684             *
Eugene R. Cacciamani (10)...................................        8,184             *
Marc S. Cooper (11).........................................       42,733             *
Richard S. Friedland (12)...................................           --            --
Steven A. Rogers (13).......................................      135,222           1.5
Cheryl Snyder (14)..........................................           --            --
John B. Torkelsen (15)......................................       59,973             *
All directors and executive officers as a group (11 persons)
  (16)......................................................      292,276           3.3%

---------------
     *   Less than one percent
    (1) Applicable percentage of ownership is based on 8,812,141 shares of common stock outstanding as of August 13, 1999 (including shares of our common stock comprising part of our outstanding units). Under the Commission's rules, for each beneficial owner, shares of our common stock that are subject to options, warrants or conversion rights exercisable within 60 days of August 13, 1999, the record date for the 1999 Annual Meeting of Stockholders, are deemed outstanding.
    (2) Information regarding ownership of our securities by 5% or greater stockholders is based on information furnished to us by the holders of such shares in a Schedule 13G, copies of which are also filed by such holders with the Securities and Exchange Commission.
    (3) Includes (i) 25,000 shares of our common stock issuable upon the exercise of warrants held by Applewood Associates, L.P., of which Mr. Rubenstein is a general partner, which are exercisable within 60 days of the date of this proxy statement; (ii) 162,000 shares of our common stock held by the Barry Rubenstein Rollover IRA; (iii) 105,000 shares of our common stock owned by Seneca Ventures, of which Mr. Rubenstein is a general partner; (iv) 150,000 shares of our common stock owned by Woodland Venture Fund, of which Mr. Rubenstein is a general partner;
         (v) 150,000 shares of our common stock owned by Woodland Partners, of which Mr. Rubenstein is a general partner; and (vi) 6,000 shares of our common stock owned by The Marilyn and Barry Rubenstein Family Foundation, of which Mr. Rubenstein is a trustee. Mr. Rubenstein disclaims beneficial ownership of these securities except to the extent of his equity interest therein. Excludes warrants held that are not currently exercisable, and that do not become exercisable within 60 days of the date of this proxy statement.
    (4) Includes (i) 162,000 shares of common stock held by the Barry Rubenstein Rollover IRA; (iii) 105,000 shares of our common stock owned by Seneca Ventures, as to which Seneca Ventures has sole power to vote and dispose of such shares; (iv) 150,000 shares of our common stock owned by Woodland Venture Fund; (v) 150,000 shares of our common stock owned by Woodland Partners; and (vi) 6,000 shares of our common stock owned by The Marilyn and Barry Rubenstein Family Foundation. Seneca Ventures disclaims beneficial ownership of these securities except to the extent of its equity interest therein. Excludes warrants held that are not currently exercisable, and that do not become exercisable within 60 days of the date of this proxy statement.
    (5) Includes (i) 162,000 shares of common stock held by the Barry Rubenstein Rollover IRA; (iii) 105,000 shares of our common stock owned by Seneca Ventures; (iv) 150,000 shares of our common stock owned by Woodland Venture Fund, as to which Woodland Venture Fund has sole power to vote and dispose of such shares; (v) 150,000 shares of our common stock owned by Woodland Partners; and (vi) 6,000 shares of our common stock owned by The Marilyn and Barry Rubenstein Family Foundation. Woodland Venture Fund disclaims beneficial ownership of these securities except to the extent of its equity interest therein. Excludes warrants held that are not currently exercisable, and that do not become exercisable within 60 days of the date of this proxy statement.
    (6) Includes (i) 162,000 shares of common stock held by the Barry Rubenstein Rollover IRA; (iii) 105,000 shares of our common stock owned by Seneca Ventures; (iv) 150,000 shares of our common stock owned by Woodland Venture Fund; (v) 150,000 shares of our common stock owned by Woodland Partners, as to which Woodland Partners has sole power to vote and dispose of such shares; and (vi) 6,000 shares of our common stock owned by The Marilyn and Barry Rubenstein Family Foundation. Woodland Partners disclaims beneficial ownership of these securities except to the extent of its equity interest therein. Excludes warrants held that are not currently exercisable, and that do not become exercisable within 60 days of the date of this proxy statement.
    (7) Includes (i) 162,000 shares of common stock held by the Barry Rubenstein Rollover IRA; (iii) 105,000 shares of our common stock owned by Seneca Ventures; (iv) 150,000 shares of our common stock owned by Woodland Venture Fund; (v) 150,000 shares of our common stock owned by Woodland Partners; and (vi) 6,000 shares of our common stock owned by The Marilyn and Barry Rubenstein Family Foundation, as to which the Foundation has sole power to vote and dispose of such shares. The Marilyn and Barry Rubenstein Family Foundation disclaims beneficial ownership of these securities except to the extent of its equity interest therein. Excludes warrants held that are not currently exercisable, and that do not become exercisable within 60 days of the date of this proxy statement.
    (8) Includes (i) 162,000 shares of common stock held by the Barry Rubenstein Rollover IRA; (iii) 105,000 shares of our common stock owned by Seneca Ventures; (iv) 150,000 shares of our common stock owned by Woodland Venture Fund; (v) 150,000 shares of our common stock owned by Woodland Partners; and (vi) 6,000 shares of our common stock owned by The Marilyn and Barry Rubenstein Family Foundation. Woodland Services Corp. disclaims beneficial ownership of these securities except to the extent of its equity interest therein. Excludes warrants held that are not currently exercisable, and that do not become exercisable within 60 days of the date of this proxy statement.
    (9) The address of Mr. Bunker is c/o Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Includes 9,126 shares of common stock that may be acquired upon exercise of outstanding options and 10,558 shares of common stock held by a limited partnership controlled by Mr. Bunker.
    (10) The address of Dr. Cacciamani is 10100 New London Drive, Potomac, Maryland 20854. Includes 3,961 shares of common stock issuable upon exercise of options.
    (11) The address of Mr. Cooper is c/o Peter J. Solomon Company, 767 Fifth Avenue, 26th Floor, New York, New York 10153. Consists of 25,714 shares of common stock that may be acquired upon the exercise of an option held by Barington Capital Group, L.P ("Barington"), 8,928 shares of common stock issuable upon the exercise of another option held by Barington and 1,104 shares of common stock issuable upon the exercise of other options held by Mr. Cooper. Barington acted as the underwriter of our initial public offering of common stock in April 1997 and Mr. Cooper was formerly the Vice Chairman of Barington. Mr. Cooper continues to hold an equity interest in the limited liability company that is the corporate general partner of Barington. Includes options to acquire 3,857 shares of common stock which Cross Connect, L.L.C. has the right to acquire under certain conditions. Cross Connect, L.L.C. is not affiliated with Barington or Mr. Cooper. Mr. Cooper disclaims beneficial ownership of the shares of common stock that may be acquired upon exercise of the options held by Cross Connect and Barington.
    (12) The address of Mr. Friedland is c/o Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801.
    (13) The address of Mr. Rogers is c/o Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. All of the shares of common stock owned directly by Mr. Rogers are pledged to Merrill Lynch Credit Corporation to secure certain obligations. Includes 1,428 shares of common stock held by Mr. Rogers' son, as to which Mr. Rogers disclaims beneficial ownership, and 4,284 shares of common stock held by Mark Rogers, Mr. Rogers' brother, for the benefit of Mr. Rogers' children, as to which Mr. Rogers disclaims beneficial ownership. Also includes 2,380 shares of common stock issuable upon exercise of warrants.
    (14) Ms. Snyder's address is c/o Opus360 Corporation, 733 Third Avenue, 17th Floor, New York, New York 10017.
    (15) The address of Mr. Torkelsen is 240 Library Place, Princeton, New Jersey 08540. Includes (i) 947 shares of common stock issuable upon exercise of options; (ii) 40,082 shares of common stock beneficially owned by Princeton Venture Research, Inc. ("PVR"), of which Mr. Torkelsen is the President and majority stockholder, and which are pledged to BT Alex. Brown to secure certain obligations; (iii) 15,373 shares of common stock that may be acquired upon exercise of warrants beneficially owned by PVR; and (iv) 2,857 shares of common stock owned by Pamela Torkelsen, Mr. Torkelsen's wife, and 714 shares of common stock that may be acquired upon the exercise of warrants beneficially owned by Pamela Torkelsen. Mr. Torkelsen disclaims beneficial ownership of common stock and warrants owned by Mrs. Torkelsen.
    (16) Includes 84,201 shares of common stock issuable to executive officers and directors upon exercise of warrants and options.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Our current directors and executive officers are set forth below. We also provide you with information regarding Cheryl Snyder, a Board nominee for election as a director at the 1999 Annual Meeting of Stockholders who does not currently serve as a member of our Board. In addition to Ms. Snyder, our Board also has nominated Richard S. Friedland for election to our Board at this year's Annual Meeting of Stockholders. Mr. Friedland was first elected to our Board to fill a newly created directorship last March. Biographical information concerning each of our current directors and executive officers and Ms. Snyder is presented on the following pages.

                   NAME                     AGE                    POSITION
                   ----                     ---                    --------
Mr. James F. Bunker (3)...................  64    President, Chief Executive Officer and
                                                  Chairman of the Board of Directors
Mr. Roger A. Booker.......................  44    Vice President, Operations
Mr. Robert H. Emery.......................  54    Vice President, Administration and Finance
                                                  and Secretary
Mr. Fredrick C. Novick....................  47    Vice President, Engineering
Mr. David P. Martin.......................  40    Vice President, Sales
Dr. Eugene R. Cacciamani (3)..............  62    Director
Mr. Marc S. Cooper (2)....................  37    Director
Mr. Richard S. Friedland (1)..............  48    Director
Mr. Steven A. Rogers (3)..................  47    Director
Ms. Cheryl Snyder.........................  38    Nominee for Election as Director
Mr. John B. Torkelsen (1).................  54    Director

---------------
(1) Class 1 Director, with term of office expiring at the Annual Meeting of Stockholders to be held in 1999, or until his successor is elected and qualified.

(2) Class 2 Director, with term of office expiring at the Annual Meeting of Stockholders to be held in 2000, or until his successor is elected and qualified.

(3) Class 3 Director, with term of office expiring at the Annual Meeting of Stockholders to be held in 2001, or until his successor is elected and qualified.

EXECUTIVE OFFICERS

     James F. Bunker has served as President and Chief Executive Officer since July 1998, was elected as a director in August 1999, and the Chairman of our Board in January 1999. From January 1994 until he joined our company in July 1998, Mr. Bunker was actively involved as an outside consultant to high technology companies, advising them with respect to the development of a business plan, funding, recruiting management and other key personnel, and serving as an executive member of management teams. Previously, from 1986 until his retirement at the end of 1993, Mr. Bunker served in various capacities with M/A-COM and General Instrument Corporation, most recently as the President of the VideoCipher division of General Instrument. Mr. Bunker also is a director of Viasat, a public satellite telecommunications company located in Carlsbad, California.

     Roger A. Booker has served as Vice President, Operations since February 1996. From June 1994 to February 1996, Mr. Booker served as the Vice President, International Development and Operations at Global Partnership, Inc., where he directed international development and operations. From February 1990 to June 1994, Mr. Booker also served as the Vice President, Manufacturing Operations at Cryptek, Inc., an encrypted facsimile machine manufacturer, and served in the same position at General Kinetics, Inc. when it acquired Cryptek, Inc., where he was responsible for overseeing operations, including several acquisitions and divestitures. From August 1986 to February 1990, Mr. Booker was Director of Operations for Magnavox

Government and Industrial Electronics Company, where he managed the development of a new 200,000 square foot manufacturing facility.

     Robert H. Emery has served as Vice President, Administration and Finance and Secretary since December 1996, and previously served as Vice President, Administration from May 1995 to December 1996. From May 1986 to May 1995, he served as Vice President of Aries Systems International, Inc., an information services company. From August 1983 to July 1986, Mr. Emery served as the ADP Security Officer for the military's largest secure computer network. He is a CPA.

     David P. Martin has served as Vice President, Sales since October 1998. Previously, Mr. Martin served as the Chief Information Officer from April 1998 to October 1998. Prior to joining Objective Communications, Mr. Martin served as the Director of Information Systems at Healthsource Inc., a healthcare maintenance organization, from 1990 to October 1998. He also served in sales and sales management positions at IBM Corporation in the ROLM (PBX) division and with Western Union in the advanced transmission (ATS) division.

     Fredrick C. Novick currently serves as our Vice President, Engineering, a position he has held since mid-June 1999. Prior to joining Objective Communications, Mr. Novick served as Vice President of Engineering at Wavtrace, Inc., a pioneer developer and manufacturer of point-to-multi-point wireless broadband access technology for high quality voice, data and video communications, from June 1997 to early 1999. From December 1994 to June 1997, Mr. Novick served as Senior Director, Systems Design and Development at DSC Communications Corporation, where he directed design and development of cellular and wireless products.

DIRECTORS WHO ARE NOT ALSO EXECUTIVE OFFICERS AND NOMINEES FOR ELECTION AS DIRECTORS

     Eugene R. Cacciamani has served as a director since August 1994. Dr. Cacciamani has been a Senior Vice President of Hughes Network Systems, Inc., which furnishes private communications networks to business, government and common carriers, since 1987, where he is responsible for developing new technologies, systems and businesses, including lead efforts in the Hughes DBS DirecTV system and the systems design in the ICO global satellite personal communications systems. Dr. Cacciamani is on the Engineering Advisory Boards at Union College and The Catholic University of America and serves as an advisor to Aloha Networks, Inc. and Qwest Communications.

     Marc S. Cooper has served as a director of the Company since April 1997. Mr. Cooper has been a Managing Director of Peter J. Solomon Company since June 1999. Previously, Mr. Cooper served as Vice Chairman of Barington Capital Group, L.P. responsible for the Syndicate, Investment Banking and Research Departments from January 1998 to June 1999. From March 1992 until January 1998, Mr. Cooper served as Executive Vice President, Director of Investment Banking and Research at Barington. He also serves as a director of Thinking Tools, Inc., a software developer.

     Richard S. Friedland was elected as a director in March 1999 to fill a newly created directorship and is a nominee for election as a director of our company at this year's Annual Meeting of Stockholders. Since October 1997, Mr. Friedland has been actively involved as an investor and consultant to emerging high technology companies, with a focus on video and communications. From 1978 to October 1997, Mr. Friedland served in various capacities with General Instrument Corporation, a provider of systems and equipment to the cable television and telephony industries. Most recently, from September 1995 to October 1997, he served as Chairman of the Board of Directors and Chief Executive Officer of General Instrument, and he served as President, Chief Operating Officer and Director of that company from September 1993 to September 1995. Mr. Friedland also is a director of Premark International, Zilog, Inc. and Tech-Sym, Inc.

     Steven A. Rogers founded Objective Communications in 1993 and currently serves as a director. He served as President and Chief Executive Officer from our inception until July 1998 and served as our Chief Technology Officer from July 1998 until August 1999. Mr. Rogers also served as our Vice President, Engineering from July 1998 until June 1999. He has served as a director of our company since our inception. Mr. Rogers has participated in other successful start-up companies as an executive officer or founder. From

July 1990 to July 1992, he served as a Senior Vice President of General Kinetics, Inc. where he managed the Cryptek division. In January 1986, he had founded Cryptek, Inc., an encrypted facsimile machine manufacturer and, from January 1986 to July 1990, served as its President and Chief Operating Officer until it was acquired by General Kinetics, Inc. Mr. Rogers holds four patents and was a nominee for KPMG Peat Marwick's "1990 Entrepreneur of the Year" award.

     Cheryl Snyder is a nominee for election as a director at the 1999 Annual Meeting of Stockholders. Since March 1999, Ms. Snyder has served as the Vice President, Business Development for Opus360, a start-up company that provides Internet tools and services to support the e-lance economy and operates the freeagent.com web site. From February 1998 to March 1999, Ms. Snyder was the Vice President, Electronic Development of Cahners Business Information, a business to business publishing company that has more than 140 trade magazines and 200 Internet sites. From June 1995 to July 1997, Ms. Snyder was the co-founder, Chief Technology Officer and Senior Vice President, Marketing and Sales of Intralinks, Inc., a start-up company developing Internet-based transaction management solutions for the financial industry. From June 1995 to June 1996, Ms. Snyder was the Vice President, Network Solutions, for Live Picture, Inc., a company that develops and markets imaging solutions for companies that work with high resolution images. From July 1993 to June 1995, Ms. Snyder served as the Director, Marketing and Sales for Sarnoff Real Time Corporation, a company that developed a "video on demand" file server for cable networks.

     John B. Torkelsen has served as a director since March 1996. Mr. Torkelsen has served as General Partner of Acorn Technology Fund, L.P., a venture capital fund, since April 1997. Mr. Torkelsen also has served as President of Princeton Venture Research, Inc. since 1984, President of its affiliate PVR Securities, Inc. since 1987 and President of its affiliate, PVR Management, Inc. since 1997. Mr. Torkelsen also is a director of Voice Control Systems, Inc., Mikros Systems Corporation and Princeton Video Image, Inc.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Our Board of Directors held ten meetings during 1998. During 1998, each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he served as a director) and the total number of meetings held by all committees of the Board on which he served (during the periods that he served), except for Messrs. Barnett and Liebhaber, both of whom are former directors who subsequently resigned from our Board.

     Our Board of Directors has two standing committees, the audit committee and the compensation committee.

     Audit Committee. The Board of Directors has established an audit committee comprised of two outside, non-employee directors. The audit committee held three meetings during 1998. The audit committee is responsible for approving our independent accountants, reviewing the scope of their engagement, consulting with the independent accountants, reviewing the results of our audit examination, reviewing the disposition of recommendations made by the independent accountants during the past year, acting as a liaison between the Board of Directors and the independent accountants and reviewing various of our policies, including those related to accounting and internal control matters. Messrs. Cooper and Friedland currently serve as members of the audit committee.

     Compensation Committee. Our Board of Directors has established a compensation committee consisting of three outside, non-employee directors. The compensation committee, which held four meetings during 1998, is responsible for reviewing and approving executive compensation policies, practices, salary levels and bonus programs and for administering the our stock option and stock incentive plans. Dr. Cacciamani and Mr. Friedland currently serve as members of the compensation committee.

     During 1998, our Board also had an executive committee, which held seven meetings. During 1998, Dr. Cacciamani and Messrs. Cooper and Rogers served on the executive committee, along with our former directors Messrs. Kendall and Liebhaber. The Board of Directors determined that the executive committee was no longer necessary in early 1999 when the size of the full Board of Directors was reduced.

DIRECTOR COMPENSATION

     We reimburse directors for expenses incurred in connection with attending Board meetings and committee meetings, but we have not paid cash compensation for services rendered as a director. We have in the past and in the future intend to grant stock options to non-employee directors as compensation for serving in such capacity. We expect that, in the future, the compensation committee of our Board or our full Board will annually consider stock option grants to our directors. In addition, directors or their affiliates may receive compensation for services rendered to us in other capacities. Mr. Cooper, one of our directors, is a Managing Director of Peter J. Solomon Company, which may in the future provide investment banking services to us.

BOARD MEMBERSHIP AGREEMENTS

     For a period of five years following completion of our initial public offering on April 8, 1997, we have agreed to use our best efforts (including the solicitation of proxies, if necessary) to elect one designee of Barington Capital Group, L.P. ("Barington"), the underwriter of our initial public offering of common stock, to our Board of Directors. Our Board of Directors elected Marc S. Cooper as a director on April 10, 1997 in accordance with that agreement. Mr. Cooper served as the Vice Chairman of Barington until June 1999.

     In connection with the private placement of our equity securities of by PVR Securities in 1995 and 1996, John B. Torkelsen, one of our current directors, and Steven A. Rogers, our founder and a director, entered into an agreement that provides that for a five-year period ending in December 2000, each of them will vote any shares of our common stock that he controls for the election to the Board of Directors of an individual nominated by the other and on a best efforts basis will seek additional votes for the other party's nominee. Mr. Torkelsen was elected to the Board of Directors pursuant to this agreement. Mr. Torkelsen's term of office as a director expires at the 1999 Annual Meeting of Stockholders and he is not standing for re-election to our Board.

     In connection with our June 1999 public offering of securities, we agreed with Southeast Research Partners, Inc. ("SERP"), the representative of the underwriters of that offering, that we would use our best efforts to elect one person nominated by SERP for election to our Board of Directors. SERP has nominated Cheryl Snyder for election as one of our directors pursuant to that provision. After considering Ms. Snyder's qualifications, our Board of Directors nominated Ms. Snyder to stand for election to our Board at the 1999 Annual Meeting of Stockholders and is soliciting proxies for her election. If elected, Ms. Snyder would serve as a Class 1 director, with a term of office expiring at the Annual Meeting of Stockholders to be held in 2002 and until her successor is elected and qualified.

EXECUTIVE OFFICERS

     Our executive officers serve at the pleasure of the Board of Directors and are elected by the Board of Directors annually for a term expiring upon the election and qualification of their respective successors, or their earlier resignation or removal.

     We intend to hire a new President and Chief Operating Officer in the near future to manage our day to day operations. Mr. Bunker will continue to be our Chief Executive Officer and Chairman of our Board and will focus on strategic initiatives.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table lists the cash remuneration we paid or accrued during 1998 to our President and Chief Executive Officer, and to each of our other most highly compensated executive officers for 1998. We did not have any pension or long-term incentive plan and did not grant any restricted stock awards, bonus stock awards or stock appreciation rights to any of the executive officers named in this table during 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                       ANNUAL         ------------
                                                                    COMPENSATION       SECURITIES
                                                                 ------------------    UNDERLYING
             NAME AND PRINCIPAL POSITION               YEAR(1)    SALARY     BONUS      OPTIONS
             ---------------------------               -------   --------   -------   ------------
James F. Bunker
  President and Chief Executive Officer (2)..........   1998     $ 93,151   $   -0-      14,285
Roger A. Booker                                         1998     $105,000   $   -0-       6,428
  Vice President, Operations.........................   1997       85,000    45,000       5,000
Robert H. Emery                                         1998     $105,000   $   -0-       9,285
  Vice President, Administration and Finance.........   1997       90,000    45,000       5,000
Steven A. Rogers                                        1998     $165,000   $   -0-       9,285
  Chief Technology Officer (3).......................   1997      120,000    60,000       7,142

---------------
(1) Information for 1996 is not shown because we were not a reporting company under the Securities Exchange Act of 1934, as amended, during that year.

(2) Mr. Bunker joined us as President and Chief Executive Officer on July 13, 1998.

(3) Mr. Rogers served as our President and Chief Executive Officer until July 13, 1998. He served as our Chief Technology Officer from July 1998 to August 1999. Mr. Rogers also served as our Vice President, Engineering from July 1998 to June 1999.

STOCK OPTION GRANTS IN 1998

     The following table sets forth certain information about the stock options granted during 1998 to the executive officers named in the Summary Compensation Table. As of the date of this Proxy Statement, we have not granted any stock appreciation rights.

                          STOCK OPTION GRANTS IN 1998

                        NUMBER OF          PERCENTAGE OF
                        SECURITIES         TOTAL OPTIONS
                    UNDERLYING OPTIONS      GRANTED TO       EXERCISE PRICE   EXPIRATION
       NAME              GRANTED         EMPLOYEES IN 1998       ($/SH)          DATE
       ----         ------------------   -----------------   --------------   ----------
James F. Bunker         14,285(1)               9.8%            $ 38.50           (3)
Roger A. Booker          6,428(2)               4.4             $ 92.75           (3)
Robert H. Emery          6,428(2)               4.4             $ 92.75           (3)
                         2,857(4)               2.0             $ 30.63           (3)
Steven A. Rogers         9,285(2)               6.4             $ 92.75           (3)

---------------
(1) Options to purchase 7,143 shares vested on January 13, 1999, six months from the date of grant, and the remaining options to purchase 7,142 shares vest ratably on a monthly basis over the period from

    February 13, 1999 through July 13, 2000. Vesting of these options will accelerate in the event of a "change in control" of Objective
    Communications.

(2) These options vest on May 27, 2004, the date that is six years from the date of grant.

(3) These options expire on June 18, 2004, unless sooner terminated in accordance with the terms of the applicable stock option plan.

(4) The options vest ratably over a three-year period on the anniversary of the grant date.

STOCK OPTION EXERCISES IN 1998

     The executive officers named in our Summary Compensation Table did not exercise any stock options in 1998. The following table sets forth the number of shares underlying unexercised options held by those executive officers at December 31, 1998. At December 31, 1998, none of the named executive officers held any "in-the-money" stock options.

                             1998 YEAR-END OPTIONS

                                NUMBER OF SECURITIES
                               UNDERLYING UNEXERCISED
                                     OPTIONS AT
                                  DECEMBER 31, 1998
       NAME                   EXERCISABLE/UNEXERCISABLE
       ----                   -------------------------
James F. Bunker                         0/14,285
Roger A. Booker                     4,108/12,533
Robert H. Emery                     6,179/16,534
Stephen A. Rogers                   3,808/16,190

EXECUTIVE EMPLOYMENT CONTRACT

     We entered into an Employment and Consulting Agreement with Mr. Bunker as of July 13, 1998. The agreement is for a one-year term, unless earlier terminated or extended as provided in the agreement. At the conclusion of the initial term, the term may be extended by mutual agreement for additional successive one-month periods. If the aggregate term of employment is for less than two years, then the agreement provides that Mr. Bunker will provide us with consulting and advisory services for not fewer than two days per month through July 13, 2000. The agreement also provides for a base salary of $200,000 per year. Under the agreement, we granted Mr. Bunker stock options to purchase 14,285 shares of common stock at an exercise price of $38.50 per share, which was the fair market value of the common stock on the date the options were granted. The options are subject to certain vesting requirements. Mr. Bunker also has entered into a Confidentiality, Inventions and Noncompetition Agreement with us.

                              CERTAIN TRANSACTIONS

     The following is a description of transactions since January 1, 1997, and proposed transactions of which we are aware, to which Objective Communications is a party in which any of our directors, nominees for election as a director, executive officers, or any member of the immediate families of any of the foregoing had or is to have a material interest. We are not aware of any beneficial holders of five percent (5%) or more of our common stock and, accordingly, there are no transactions with any such holders within the past two years.

RELATED PARTY LOANS

     The following is a description of loan transactions of $60,000 or more between Objective Communications and our directors, officers and 5% or more stockholders and their affiliates since January 1997.

     Steven A. Rogers, our founder and a director, loaned us an aggregate of $30,000 during 1995 and an additional $70,000 during 1996. We repaid these loans in full in April 1997.

     In January 1999, a limited partnership controlled by our Chairman, President and Chief Executive Officer, James F. Bunker, loaned us $100,000 to continue operations. In our February 1999 private placement of units, at the request of the placement agent, Mr. Bunker converted the principal amount of that loan into units, comprised of a $100,000 unsecured promissory note and 3,517 shares of common stock. Mr. Bunker participated in the February 1999 private placement on the same terms and conditions as unaffiliated third parties investing the same dollar amount, except that Mr. Bunker received fewer shares of common stock than comparable outside investors. We repaid the outstanding unsecured promissory notes issued in the February 1999 private placement in full in June 1999, including Mr. Bunker's note, using a portion of the proceeds from our public offering of units completed on June 18, 1999.

     Mr. Bunker voluntarily deferred payment of his salary totaling $115,385 from November 9, 1998 through June 11, 1999. Under a letter agreement between us and Mr. Bunker dated February 4, 1999, we are obligated to repay Mr. Bunker his accrued and unpaid salary at the rate of $5,000 per week until the obligation is repaid in full. We also have the discretion to repay the obligation in full at any time.

EQUITY ISSUANCES

     The following is a description of equity transactions involving Objective Communications since January 1, 1997, in which any of our directors, officers and 5% or more stockholders, or their affiliates have a material interest.

     Barington Capital Group, L.P. Barington is an investment bank that acted as our placement agent for certain private placements, and was the underwriter of our initial public offering of common stock in April 1997. Mr. Marc Cooper, one of our directors, formerly served as the Vice Chairman of Barington until June 1999, and continues to hold an equity interest in the limited liability company that is the corporate general partner of Barington.

     Barington acted as the private placement agent for $2.0 million aggregate principal amount of notes and warrants in 1996. Barington also acted as the placement agent for 500,000 shares of Series A Convertible Preferred Stock, par value $.01 per share, and warrants to purchase up to an additional 14,284 shares of our common stock completed in December 1996 and January 1997. As compensation for services provided in that private placement, we paid Barington a fee of $140,000 (7% of the gross proceeds).

     In December 1997, we granted Barington an option to purchase 17,857 shares of our common stock at an exercise price of $96.67 per share, the fair market value of the common stock on the date of grant. The option vests over a two-year period and was granted as consideration for business and financial services to be provided to us over a two-year period, including investment banking services and consulting services relating to mergers and acquisitions.

     Barington acted as the underwriter of our initial public offering of common stock completed in April 1997, for which it received underwriting discounts and commissions of approximately $1,100,000. In addition, Barington received a non-accountable expense allowance of $341,550, and was issued an option to purchase 25,714 shares of common stock. That option is exercisable until April 8, 2002 at an exercise price of $65.53 per share. Barington also served as an underwriter of our follow-on offering of common stock completed in October 1997, for which it received underwriting fees and commission of approximately $500,000. We have agreed to use our best efforts to elect one designee of Barington to the Board of Directors until April 8, 2002. Mr. Cooper has served as one of our directors since April 1997 and was elected pursuant to this agreement.

     We issued $3.125 million aggregate principal amount of convertible debentures in a private placement in July 1998. Our directors and executive officers purchased $315,000 aggregate principal amount of convertible debentures. Mr. Cooper purchased $25,000 aggregate original principal amount of convertible debentures in the private placement. In addition, other principals and employees of Barington purchased in the aggregate $135,000 aggregate principal amount of convertible debentures. The convertible debentures automatically converted to common stock at a conversion price of $3.75 immediately following the consummation of our public offering of units in June 1999.

     Warrant Exchange Transaction. In January 1997, to induce existing investors to enter into lock-up arrangements with the underwriter of our initial public offering, we offered certain investors the opportunity to exchange existing warrants to purchase shares of our common stock for new warrants to purchase shares of common stock. For the investors who participated in the warrant exchange transaction, the effect was to cause investors who previously had purchased shares of our common stock to purchase such shares at an effective purchase price of $28.00 per share, and to cause investors who previously had received warrants to purchase shares of our common stock to exchange such warrants for warrants with an exercise price of $28.00 per share. We issued an aggregate of 23,609 shares of our common stock and new warrants to purchase an aggregate of 48,090 shares of our common stock at an exercise price of $28.00 per share in the warrant exchange transaction. Of the new warrants issued, (i) warrants to purchase 23,609 shares of common stock were issued to certain investors who invested in our company in private offerings completed in 1995 and 1996 through Princeton Venture Research, (ii) warrants to purchase 9,872 shares of our common stock were issued to Mr. Torkelsen, one of our directors and President of PVR Securities (the "PVR Investors"), and (iii) warrants to purchase 14,609 shares of common stock issued to certain other investors. We did not receive any additional cash proceeds or consideration in the warrant exchange transaction other than the securities exchanged by the investors. In January 1997, we issued to each of the PVR Investors the opportunity to exchange their existing warrants, representing the right to purchase an aggregate of 49,362 shares of our common stock at an exercise price of $56.00 per share, for new warrants representing the right to purchase approximately one-half of the number of shares of common stock at an exercise price of $28.00 per share. In exchange for warrants to purchase an aggregate of 47,219 shares of common stock at an exercise price of $56.00 per share, we issued warrants to purchase an aggregate of 23,609 shares of common stock at an exercise price of $28.00 per share. As part of the warrant exchange, each PVR Investor who accepted our offer also was issued by us an additional 357 shares of common stock for each unit purchased in the original PVR offering, for no additional consideration. We issued an aggregate of 23,609 additional shares of our common stock to the PVR Investors in the warrant exchange.

     As part of the warrant exchange, in order to restructure the transaction in which the PVR Investors originally purchased shares of common stock from Mr. Rogers at a below-market price per share to terms and conditions more closely reflecting market terms and conditions, each PVR Investor who had originally purchased shares of common stock from Mr. Rogers at a purchase price of $14.00 per share, also was required to pay Mr. Rogers an additional $14.00 for each share originally purchased from him. Mr. Rogers received an aggregate of $340,166 from PVR Investors in connection with the warrant exchange.

     Also as part of the warrant exchange, we issued to Mr. Torkelsen, one of our directors and President of PVR Securities, new warrants to purchase an aggregate of 9,872 shares of common stock at $28.00 per share, in exchange for the warrants to purchase 4,936 shares of common stock at an exercise price of $46.20 per share, and the warrants to purchase 4,936 shares of common stock at an exercise price of $61.60 per share, previously issued to Mr. Torkelsen as compensation for services in the private placement managed by PVR Securities.

     Issuance of 5% Convertible Debentures. In July 1998, we issued $3,125,000 aggregate principal amount of 5% Convertible Debentures due 2003 to certain institutional investors and to certain of our directors, executive officers and certain others affiliated with us, including outside consultants. Certain of our directors and executive officers participated in the convertible debentures offering on terms and conditions not less favorable to us than the terms and conditions negotiated by the outside, unaffiliated institutional investors. The following directors and executive officers purchased the principal amount of convertible debentures indicated: Mr. Bunker -- $25,000, Mr. Booker -- $5,000, Mr. Emery -- $25,000, Mr. Cooper -- $25,000 and Dr. Cacciamani -- $10,000. All of the principal amount of and accrued interest on the convertible debentures automatically converted to shares of our common stock immediately following the completion of our public offering of units in June 1999 at a conversion price of $3.75. It was a condition precedent to the completion of the issuance of the convertible debentures to the institutional investors that our affiliates purchase at least $500,000 aggregate principal amount of convertible debentures. Upon the conversion of the convertible debentures, we issued the number of shares of common stock shown to the following of our directors and executive officers: Mr. Bunker -- 6,987 shares, Mr. Booker -- 1,397 shares, Mr.
Emery -- 6,987 shares, Mr. Cooper -- 6,987 shares and Dr. Cacciamani -- 2,795 shares. Each of our directors and executive officers is subject to a contractual agreement in favor of Southeast Research Partners, Inc., the representative of the underwriters of our June 1999 offering, restricting his right to sell, pledge, transfer or otherwise dispose of the shares of our common stock that he beneficially owns for a period of 15 months from the effective date of the registration statement for the offering.

     We believe that all of the transactions described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties, and all of the transactions since our initial public offering were approved by at least a majority of our Board, including a majority of the disinterested members of our Board. All future transactions between us and our officers, directors and principal stockholders and their affiliates will be approved by at least a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his or her immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of our common stock and our other equity securities. Those reporting persons are required by the rules of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. In 1998, we received Section 16(a) reports from our executive officers and directors, and written representations that certain reports were not required. Based upon a review of that information, we believe that all of our directors, executive officers and each beneficial owner of more than 10% of our common stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Emery did not timely file a Form 5 in 1999 with respect to two transactions in 1998, and each of the following then directors and executive officers did not timely report one transaction: Messrs. Bunker, Booker, Agnello, Cacciamani, Cooper, Rogers, Kendall, Barnett, Barrett, Faurer, Liebhaber and Nash.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

     Our Bylaws currently provide that our Board of Directors will consist of not fewer than two nor more than twelve members. The Board is currently fixed at six members. Our Board of Directors consists of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms expiring at the Annual Meeting of Stockholders held three years after such person's election. At the 1999 Annual Meeting of Stockholders, two directors will be elected to hold office for three-year terms which will expire at the Annual Meeting of Stockholders in 2002, and until their successors are elected and qualified.

     Under our Certificate of Incorporation and the Bylaws, a majority of the directors then in office may vote to fill any vacancies on the Board or any newly-created directorships. In July 1998, we hired Mr. James F. Bunker as our President and Chief Executive Officer, and in August 1998, our Board elected Mr. Bunker to fill the vacancy as a Class 3 director left by a resigning director. In January 1999, our Board elected Mr. Bunker as Chairman of the Board. Mr. Bunker has been elected to serve for a term expiring at the Annual Meeting of Stockholders to be held in 2002. In addition, in January 1999, our Board voted to increase the number of directors who constitute the full Board of Directors and elected Mr. Friedland as a director to fill the vacancy created. As described above, Southeast Research Partners, Inc. ("SERP"), the representative of the underwriters of the public offering of units that we completed in June 1999, has the contractual right to designate one person to serve as one of our directors. We are obligated to use our best efforts to elect that nominee to the Board. Ms. Snyder was nominated by SERP and our Board, after considering her qualifications, has nominated her for as election as a director at the 1999 Annual Meeting of Stockholders. In June 1999, a former director resigned from our Board and our Board of Directors voted to reduce the number of directors who constitute the full Board to six members.

     Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy intend to vote those proxies for the election of the nominees listed below. The Board of Directors believes that the nominees will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. There is no cumulative voting for the election of directors. Assuming the presence of a quorum at the 1999 Annual Meeting of Stockholders, directors will be elected by the affirmative vote of a plurality of the shares of common stock cast on the proposal.

     Biographical information regarding the nominees is included in this proxy statement under the caption "Directors and Executive Officers" beginning on page 4.

     The persons nominated for election as directors at the 1999 Annual Meeting of Stockholders to serve in Class 1 and their respective terms are set forth below:

 CLASS          NOMINEES                     TERM
-------         --------                     ----
Class 1   Richard S. Friedland  Until the Annual Meeting of
          Cheryl Snyder         Stockholders Held in 2002, Or
                                Until His or Her Successor Is
                                Elected and Qualified

VOTE REQUIRED

     Approval of the election of each of the nominees as our directors requires the affirmative vote of a plurality of the votes cast on the proposal at the 1999 Annual Meeting of Stockholders. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for election as a director as our Board may recommend. We do not currently anticipate that any nominee will be unable or unwilling to serve as a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS OUR DIRECTORS FOR THE TERM INDICATED.

                   APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

                                (PROPOSAL NO. 2)

     We are also asking our stockholders to consider and vote upon approval of a new stock incentive plan, the 1999 Stock Incentive Plan (the "1999 Plan"). Our Board of Directors approved the 1999 Plan on June 24, 1999, subject to stockholder approval. The effective date of the 1999 Plan will be the date on which our stockholders approve it.

REASONS WHY OUR BOARD APPROVED ADOPTION OF THE 1999 PLAN

     In approving the adoption of the 1999 Plan, our Board considered the following. On April 14, 1999, we completed a reverse stock split of our outstanding shares of common stock. As a result, the number of shares of common stock underlying options held by our directors, management and employees were reduced by more than eighty-five percent (85%). The exercise prices of substantially all of these options are significantly above the current market value per share of our common stock. Our management and Board of Directors believe that granting additional stock options with an exercise price that approximates the current market value per share of common stock to substantially all of our directors and employees is important for our future success. If our stockholders approve the 1999 Plan, we expect to immediately issue new stock options to virtually every employee of our company. However, regardless of whether the 1999 Plan is approved, during the 12 months following our June 1999 offering, we will not grant awards to our employees, management, directors or affiliates in excess of awards to acquire an aggregate of 2,010,000 shares. In addition, we have agreed with the representative of the underwriters for our public offering of units completed in June 1999, that if our stockholders approve the 1999 Plan, in the future we will not issue any options under our other existing stock option plans and all options issued to directors, officers employees or consultants during the 12 months following that offering will be granted under the 1999 Plan. Thus, if our stockholders approve the 1999 Plan, we will only issue compensatory stock awards under the 1999 Plan and the total number of shares of common stock available for issuance under any of our existing stock option plans would be 2,640,000, the total number of shares of common stock available for issuance under the 1999 Plan. We also have agreed with the representative of the underwriters of the June 1999 public offering that all options granted during the 12 months following our June 1999 offering will have exercise prices of not less than the greater of $2.50, or the fair market value of the common stock on the date of grant.

     In approving the 1999 Plan, our Board also reviewed the number of shares remaining for issuance under our other equity-based compensation plans if the 1999 Plan is not adopted. As of August 13, 1999, a total of 206,812 shares of our common stock were available for issuance under our 1996 Plan. As of that date, we had outstanding options to purchase an aggregate of 99,027 shares of our common stock, leaving only 107,785 available for issuance under that plan. Although we also have other equity compensation plans, at the time we adopted the 1996 Plan, we agreed that we would not issue any additional equity-based compensation under any other existing plan. Thus, only 107,785 shares of common stock are available for issuance under existing plans. The Board concluded that the remaining number of shares under the existing plan would not permit us to issue an appropriate level of equity-based compensation to our new and existing directors, officers, employees and consultants for the foreseeable future. The Board reached this conclusion in large part because of the new business plan that we implemented in mid-1998, the fact that existing stock options are unlikely to provide any significant incentive for our employees, and the fact that the success of our company in the near future will depend to a significant degree on our existing employees, management and directors. Our Board believes that equity-based compensation is an important element of overall compensation for Objective Communications in light of the fact that our salaries are comparatively low in order to keep our cost structure low. Our Board also believes that equity-based compensation advances our stockholders' interests by aligning the interests of our employees, management and directors with that of our stockholders and providing participants with a substantial motivation to enhance stockholder value.

DESCRIPTION OF THE PLAN

     The following is a summary description of the 1999 Plan. We urge you to read the full text of the 1999 Plan in its entirety. We are attaching a copy of the 1999 Plan to this proxy statement as Exhibit A.

     The 1999 Plan would authorize the issuance of up to 2,640,000 shares of our common stock upon the exercise of stock options (both incentive and nonqualified), stock appreciation rights and the award of restricted stock. In this proxy statement, we refer to stock options, stock appreciation rights and awards of restricted stock collectively as "stock awards." We also refer to stock appreciation rights in this proxy statement as "SARs." The 1999 Plan will become effective on the date on which it is approved by our stockholders and will terminate on the date that is ten years from the effective date. The 1999 Plan will be administered by the Compensation Committee of our Board of Directors, or by any other committee appointed by the Board (as applicable, the "committee"). In either case, the committee administering the 1999 Plan will be comprised of not fewer than two non-employee directors. If no committee is appointed, our Board of Directors will administer the 1999 Plan.

     Any of our employees, or employees of any of our affiliates, any member of our Board of Directors or that of any of affiliates and any persons performing consulting or advisory services for us or any of our affiliates who are designated by the committee administering the 1999 Plan are eligible to receive awards under the plan. The 1999 Plan defines "affiliates" as any subsidiary or parent corporation of Objective Communications. Objective Communications does not currently have any affiliates, but we may have affiliates in the future. In order to be eligible to receive a grant under the 1999 Plan, the Board or committee administering the plan must determine that the person has contributed significantly or is expected to contribute significantly to the profits or growth of Objective Communications. We may grant awards under the 1999 Plan in the form of stock options, grants of stock, or SARs. We may grant stock options as either incentive stock options or non-qualified stock options. We may grant incentive stock options only to employees. We also may grant to participants awards of stock, which are shares of our common stock that are granted subject to the satisfaction of certain specified conditions. We also may grant SARs to participants under the 1999 Plan which entitle the holder to receive the difference between the fair market value of the shares of common stock subject to the award on the date of grant, and the fair market value of those shares on the date of exercise. We may grant SARs in relation to a particular stock option awarded under the 1999 Plan, and those SARs are exercisable only upon the surrender, unexercised, of that portion of the stock option to which the SARs relates. As of June 24, 1999, approximately 47 employees, including six of our executive officers, and four outside directors were eligible to receive awards under the 1999 Plan.

     Options. We may grant incentive or non-qualified stock options under the 1999 Plan. The maximum period in which an option may be exercised is determined by the committee on the date of grant, except that no option that is an incentive stock option may be exercised after the expiration of ten years from the date the option is granted (five years in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of our stock (a "Ten Percent Stockholder")). The exercise price per share of each option granted under the 1999 Plan will be determined by the committee, except that the exercise price per share of common stock for an incentive stock option may not be less than 100% (110% in the case of a Ten Percent Stockholder) of the fair market value of our common stock on the date the option is granted. The 1999 Plan defines "fair market value" on any given date as (i) if the common stock is traded on the Nasdaq Stock Market ("Nasdaq") or listed on a national securities exchange, the last sale price of our common stock as reported on the date of determination (or, if there were no sales on that date, the next preceding date on which there were sales of common stock), or (ii) if the common stock is not traded on Nasdaq or a national securities exchange, the last sale price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the date of determination (or, if there were no sales reported on that date, the next preceding date on which there were such sales). If for any reason Objective Communications becomes a company that is not subject to the filing requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then "fair market value" will be determined by the committee in good faith using any reasonable method. To the extent that the aggregate fair market value (determined on the option grant date) of the shares of common stock with respect to which incentive stock options granted to any person are exercisable for the first time during any calendar year exceeds $100,000, then such options are not incentive stock options.

     An option may be exercised, in full or in part, with respect to any whole number of shares for which the option is exercisable, provided that the option is vested. The option holder must provide written notice to the Secretary of Objective Communications specifying the number of options exercised. Unless the specific option agreement provides otherwise, payment of the option exercise price is payable as follows: (i) in cash (or cash equivalents acceptable to the committee), (ii) with common stock owned by the participant that has been held for at least six months prior to the date of exercise, (iii) with the consent of the committee, by delivery of a full-recourse promissory note (provided that the par value is paid in cash), as long as the shares of common stock received upon exercise of the option are pledged to secure the note, or (iv) if the common stock is traded on an established securities market, and subject to the approval of the committee, payment of the exercise price by a broker-dealer or by the option holder with cash advanced by a broker-dealer if the exercise notice is accompanied by irrevocable instructions to deliver the common stock acquired upon exercise of the option directly to the broker-dealer. If an option is accompanied by a SAR, the exercise of the option results in the termination of the corresponding SAR to the extent of the number of shares with respect to which the option is exercised.

     Options vest as provided in the applicable option agreement. Vesting of an option will cease on the date that an option holder terminates employment and the option is exercisable only to the extent the option is vested on the date of termination of employment. If an option holder's employment terminates because of death or disability, the option expires on the earlier of (i) one year from the date of termination of employment, or (ii) the expiration date under the terms of the applicable option agreement. Until the option exercise date, an option holder's heirs, legatees or legal representative may exercise the option (except to the extent the option was previously transferred as permitted under the 1999 Plan). If an option holder's employment terminates for any reason other than death or disability, the right to exercise the option (to the extent vested) generally terminates upon the earlier of (i) the date that is three months after the date on which the holder terminates employment, or (ii) the expiration date under the terms of the option agreement. In the event an option holder's employment terminates "for cause," any unexercised option held by that holder will terminate and unexercised options will be forfeited immediately.

     Except as provided in the next sentence, options are not transferable by an option holder except by will or by the laws of descent and distribution. Under the 1999 Plan, if the Option Agreement so provides, an option that is not an incentive stock option may be transferred to option holder's children, stepchildren, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, as long as the option holder does not receive any consideration for any transfer. In the event of such transfer, the option and any corresponding SAR that relates to such option must be transferred to the same person or persons or entity or entities.

     SARs. The committee has authority to designate each individual to whom SARs are to be granted and to specify the number of shares covered by such awards. The committee may not grant corresponding SARs that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate fair market value that exceeds $100,000.

     The maximum period in which a SAR may be exercised will be determined by the committee on the date of grant, except that no corresponding SAR that is related to an incentive stock option will be exercisable after the expiration of ten years from the date the related option was granted. In the case of a SAR that is related to an incentive stock option granted to a participant who is or is deemed to be a Ten Percent Stockholder, the corresponding SAR will not be exercisable after the expiration of five years from the date the related option was granted. The terms of any corresponding SAR that is related to an incentive stock option may provide that it is exercisable for a period less than the maximum period.

     Subject to the provisions of the 1999 Plan and the applicable SAR agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the committee determines, except that a corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related option is exercisable and only when the fair market value exceeds the option exercise price of the related option. A SAR granted under the 1999 Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR does not affect the right of the holder to exercise the SAR from time to time in accordance with the 1999 Plan and the related agreement with respect to the remaining shares of common stock subject to the SAR. The exercise of a corresponding SAR will result in the termination of the related option to the extent of the number of shares of common stock with respect to which the SAR is exercised.

     At the committee's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of common stock, or a combination of cash and common stock. Under the 1999 Plan, we will not deliver any fractional shares of common stock upon the exercise of a SAR, but will make a cash payment in lieu of any fractional shares.

     Except as provided in the next sentence, SARs granted under the 1999 Plan are not transferable except by will or by the laws of descent and distribution. If the applicable agreement so provides, a SAR may be transferred by a holder to the children, stepchildren, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only participants, expect that the holder may not receive any consideration for the transfer. In the event of any such transfer, a corresponding SAR and the related option must be transferred to the same person or persons or entity or entities. The holder of a transferred SAR will be bound by the same terms and conditions that governed the SAR during the period that it was held by the participant.

     Stock Awards. The committee may designate individuals to whom stock awards are made and specify the number of shares of common stock covered by such awards. The committee may, on the date of the award, prescribe that a stock award will become non-forfeitable or otherwise restricted for a period of time or subject to such conditions set forth in the stock award agreement. The committee may prescribe that the award will be vested or transferable or both based on objectives such as, but not limited to, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or fair market value. If the committee, on the date of the aware, prescribes that a stock award will become non-forfeitable and transferable only upon the attainment of performance objectives, the shares of common stock subject to the award will become non-forfeitable and transferable only to the extent that the committee certifies that such objectives have been achieved. The committee may, on behalf of Objective Communications, endorse a legend on the certificates representing the stock award in order to prevent a violation of the requirements of the Securities Act of 1933, as amended, and to implement the provisions of the agreement between with the holder.

     Except as provided in the next sentence, stock awards are nontransferable except by will or by the laws of descent and distribution. If the stock award so provides, a stock award may be transferred by the holder to the children, stepchildren, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, except that the holder may not receive any consideration for the transfer. No right or interest of a participant in a stock award shall be liable for, or subject to, any lien, obligation or liability of such participant. The transferee of a stock award shall be bound by the same terms and conditions that governed the stock award during the period that it was held by the participant.

     Upon the issuance of a stock award to a participant, and prior to forfeiture in accordance with the terms of the applicable agreement, and while the shares of common stock granted pursuant to the stock award may be forfeited or are transferable, a participant will have all rights as one of our stockholders with respect to the stock award, including the rights to vote the shares and to receive dividends. However, a participant cannot sell, transfer, pledge or otherwise dispose of the shares of common stock subject to the award, we will retain custody of the stock certificates evidencing the shares subject to the award and the participant must deliver to us stock powers duly executed in blank. These restrictions will no longer apply after the shares of common stock granted under the stock award are transferable and no longer forfeitable.

     Change in Capital Structure. The existence of outstanding options does not affect in any way our right or power to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in our capital structure or business, or in any merger or consolidation, or issue bonds, debentures, preferred stock or other securities, or the dissolution or liquidation of Objective Communications, or any sale or transfer of all or any part of our assets or business, or any other corporate act or proceeding. If we effect a subdivision or consolidation of our shares, or have another capital readjustment or pay a dividend or increase or reduce our shares of common stock, without receipt of consideration by us, the number of shares of common stock subject to each outstanding award, the class and the exercise price per each such share of common stock subject to an option or SAR or the receipt of a stock award will be proportionately, and the number and class of shares reserved for issuance under the 1999 Plan shall then be proportionately adjusted. If we are the surviving company in a merger or consolidation, each holder of an outstanding option or SAR will be entitled, upon exercise of that option or SAR, to receive (subject to any required action by stockholders), in lieu of the number and class of shares as to which such option or SAR is then exercisable, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to the merger or consolidation, the holder had been the holder of record of a number of shares of common stock equal to the number of shares of common stock as to which that option or SAR may be exercised.

     If we merge into or consolidate with another corporation under circumstances where we are not the surviving corporation, or if we are liquidated or we sell or otherwise dispose of substantially all of our assets to another entity while unvested or unexercisable options or SARs, or unvested stock awards, remain outstanding under the 1999 Plan, unless provisions are made in connection with the transaction for the continuance of the 1999 Plan and/or the assumption or substitution of options, SARs or stock awards with new options, stock appreciation rights or stock awards covering the stock of the successor corporation, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, then all outstanding options, SARs and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall be vested and exercisable immediately prior to the effective date of such merger, consolidation, liquidation or sale. Upon the occurrence of such an event, all unexercised options and SARs that have not been continued or assumed, whether or not such options were vested or exercisable before application of the Plan provisions, will terminate and all SARs and options that have not been continued or assumed shall be deemed to have been exercised. Adjustments under the 1999 Plan will be made by the committee (or if none is appointed, the Board), whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive.

     General Provisions. Federal, state or local law may require the withholding of taxes applicable to income resulting from an award. We have the right, before any certificate for any common stock is delivered, to deduct or withhold from any payment owed to a participant any amount that is necessary to satisfy any withholding requirement that we believes is imposed on us in connection with any federal, state or local taxes, or to otherwise require the participant to make appropriate arrangements for payment of the withholding amount. The committee may, in its discretion and subject to such rules as it may adopt, permit the participant to pay all or a portion of the federal, state or local withholding taxes by (i) having us withhold shares of common stock issuable under an option, SAR or stock award, (ii) tendering back to us shares of common stock received upon exercise of an option, SAR or stock award, (iii) delivering to us previously acquired stock, (iv) having funds withheld from payments of cash compensation to the participant, or (v) paying us in cash.

     Our Board can amend or terminate the 1999 Plan from time to time, provide that no amendment may become effective until stockholder approval is obtained, if required under applicable federal or state corporate or securities laws, or pursuant to the terms of any listing or similar agreement to which we are a party or the rules of any domestic stock exchange or quotation system on which our shares are then listed. No amendment may, without a participant's consent, adversely affect the right of such participant under any outstanding stock award, option or SAR.

VOTE REQUIRED

     Approval of the adoption of the 1999 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on Proposal 2 at the 1999 Annual Meeting of Stockholders (including shares of our common stock that are part of our outstanding units on the record date).

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1999 STOCK INCENTIVE PLAN.

                          APPROVAL AND ADOPTION OF THE
            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                  (PROPOSAL 3)

     Our Board has determined that it is advisable and in the best interests of our stockholders to amend and restate our Certificate of Incorporation to change the name of the corporation to Video Network Communications, Inc. from its current name, Objective Communications, Inc., and to eliminate references in our existing Certification of Incorporation to the reverse stock split in our common stock that became effective on April 14, 1999. A copy of our Fourth Amended and Restated Certificate of Incorporation, as it would be amended and restated if this Proposal 3 is approved and adopted by our stockholders, is attached to this proxy statement as Exhibit B.

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

     Our Board has approved, subject to stockholder approval, the amendment and restatement of our existing Certificate of Incorporation to change the name of the corporation to Video Network Communications, Inc., and to eliminate the references in our existing Certificate of Incorporation to the reverse stock split that became effective on April 14, 1999.

     A copy of the Fourth Amended and Restated Certificate of Incorporation (the "new Certificate of Incorporation"), as it would read if our stockholders approve and adopt this Proposal No. 3, is set forth as Exhibit B to this proxy statement. The change in the name is set forth in Article First of the new Certificate of Incorporation. In addition, we are proposing to eliminate Article Fifth of our existing Certificate of Incorporation in its entirety. Article Fifth of our existing Certificate of Incorporation contains the provisions relating to the implementation of a one share for seven shares reverse stock split in our outstanding common stock. The reverse stock split became effective on April 14, 1999 and it is no longer necessary for us to include those provisions in our new Certificate of Incorporation. Except for these changes, we are not proposing any other amendments to our existing Certificate of Incorporation in the new Certificate of Incorporation. We urge you to read carefully the following description of the possible benefits of the proposed amendments to our existing Certificate of Incorporation, and to read our proposed new Certificate of Incorporation, a copy of which is attached as Exhibit B, in its entirety.

POSSIBLE BENEFITS OF A CHANGE IN OUR CORPORATE NAME

     Our Board believes that a change in our corporate name will provide us with significant benefits. In mid-1998, we began an important restructuring of our operations. We believe that the proposed change in the name of our corporation is an important next step in our restructuring. Our restructuring has included the following actions taken to date:

     - We made changes in senior management, including hiring James Bunker, who has extensive experience "turning around" businesses, as our President and Chief Executive Officer;

     - We significantly reduced the number of our employees to approximately 50 employees as of mid-June from approximately 135 in July of 1998;

     - We implemented new cash management and expense policies which we believe will reduce our total operating expenses in 1999 by approximately 50% compared to 1998;

     - We refined our sales and marketing strategy, focusing on promoting sales of our VidPhone(R) system through large resellers;

     - In February 1999, we completed a private placement of units consisting of $2,850,000 aggregate principal amount of unsecured promissory notes and 156,417 shares of our common stock, from which we received net proceeds of approximately $2,393,000; and

     - In June 1999, we completed a $17.25 million public offering of 2,300,000 units, consisting of 6,900,000 shares of our common stock and 4,600,000 redeemable common stock purchase warrants.

     Our Board believes that the proposed new name of our corporation would better reflect our company's core business. It also would help our corporation to effectively change any negative image that prospective customers, resellers and investors may associate with the name "Objective Communications" as a result of the difficulties that our company has experienced in the recent past. We believe that we have successfully implemented a restructuring that will change our corporation's future and believe that it will be in the best interests of our stockholders and the corporation to disassociate our corporation from any negative connotation that may be associated with our former corporate name.

     We also are proposing to eliminate Article Fifth in our existing Certificate of Incorporation. Article Fifth contained provisions to implement a reverse stock split of our outstanding common stock, which became effective on April 14, 1999. Accordingly, it is no longer necessary to retain these provisions in our new Certificate of Incorporation.

     Except as described above, our new Certificate of Incorporation does not propose any other amendments to our existing Certificate of Incorporation.

POSSIBLE NEGATIVE IMPLICATIONS OF CORPORATE NAME CHANGE

     Our Board also considered the fact that there may be some negative effects of a change in our corporate name. If the corporate name change is approved by our stockholders and becomes effective, we will incur some costs to change our corporate signage, marketing materials, letterhead and the corporate name and logo on our products. We estimate that those costs will not exceed $50,000. We also may experience somewhat higher sales and marketing costs in the near future as we seek to familiarize prospective customers, resellers and investors with our new corporate name. In addition, there may be some customers, resellers and investors who are already familiar with our VidPhone product under our current corporate name, and we may experience some confusion during an interim period as we seek to familiarize our constituencies with our new corporate name. However, our Board considered these possible negative implications and determined that these were likely to be short-term, that the costs to our company were not material, and that the benefits from a change in name would outweigh the possible negative implications.

VOTE REQUIRED

     The adoption of the proposed amendment and restatement of our existing Certificate of Incorporation of the Company requires the approval of the affirmative vote of not less than a majority of the votes entitled to be cast at the 1999 Annual Meeting of Stockholders (including shares of common stock that are part of our outstanding units as of the record date).

     If the proposed amendment and restatement of our Certificate of Incorporation to read as set forth on Exhibit B is approved by the stockholders, it will become effective upon filing and recordation of the Fourth Amended and Restated Certificate of Incorporation of the Company with the Delaware Secretary of State. If the proposed amendment and restatement is not approved, the existing Certificate of Incorporation will remain unchanged and the name of the corporation will continue to be "Objective Communications, Inc." The effect of an abstention or a broker non-vote will be the same as that of a vote against the proposal.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO VIDEO NETWORK COMMUNICATIONS, INC.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers L.L.P. has acted as our independent accountants since 1998, and one of its predecessors, Coopers & Lybrand L.L.P., acted as the independent accountants for our company from 1994 to 1998.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Under rules of the Securities and Exchange Commission, in order for stockholder proposals to be presented at the 1999 Annual Meeting of Stockholders, such proposals must have been received by our Corporate Secretary at our principal office in Portsmouth, New Hampshire not later than January 28, 1999.

                                          By Order of the Board of Directors,

                                          Robert H. Emery,
                                          Secretary

Dated: August 16, 1999

STOCKHOLDERS ARE REMINDED TO VOTE THE ENCLOSED PROXY BY MAIL, BY TELEPHONE, OR VIA THE INTERNET. IF YOU VOTE BY MAIL, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                       EXHIBIT A

                         OBJECTIVE COMMUNICATIONS, INC.
                           1999 STOCK INCENTIVE PLAN

                                   ARTICLE I
                                    PURPOSES

 1.1. The Plan is intended to assist Objective Communications, Inc. (hereinafter the "Company") in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code and Options not so qualifying, and the grant of SARs and Stock Awards. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE II
                                  DEFINITIONS

 2.1. Affiliate means any "subsidiary" or "parent" company (within the meaning of Section 424 of the Code) of the Company.

 2.2. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, Option or SAR granted to such Participant.

 2.3. Board means the Board of Directors of the Company.

 2.4. Change of Control means:

      (a) a "person" or "group" (which terms, shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes (other than solely by reason of a repurchase of voting securities by the Company), the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty (40%) or more of the combined voting power of the Company's then total outstanding voting securities;

      (b) The Company consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the Company, in any event pursuant to a transaction in which the outstanding voting stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding voting securities of the Company are changed into or exchanged for voting securities of the surviving corporation and (ii) the persons who were the beneficial owners of the Company's voting securities immediately prior to such transaction beneficially own immediately after such transaction forty (40%) or more of the total outstanding voting power of the surviving corporation, or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

 2.5. Code means the Internal Revenue Code of 1986, and any amendments thereto.

 2.6. Committee means a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is a "Non-Employee Director" (within the meaning of Rule 16b-3 under the Exchange Act) and an "outside direction" (within the meaning of Code Section 162(m), to the extent that Rule 16b-3 of the Exchange Act and Code Section 162(m), respectively, are at such times applicable to the Company and the Plan. If no such Committee is appointed, the full Board shall serve as the Committee.

 2.7. Common Stock means the common stock, $.01 par value, of the Company.

 2.8. Company means Objective Communications, Inc., a Delaware corporation.

 2.9. Consultant means any person performing consulting or advisory services for the Company or any Affiliate, with or without compensation, to whom the Committee chooses to grant a Stock Award, Option, or SAR in accordance with the Plan.

2.10. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

2.11. Director means a member of the Company's Board of Directors.

2.12. Disability shall have the meaning provided for in Section 22(e)(3) of the Code or any successor statute thereto.

2.13. Exchange Act means the Securities Exchange of 1934, as amended, and as in effect from time to time.

2.14. Fair Market Value means, on any given date, the current fair market value of the shares of Common Stock as determined pursuant to subsection (a) or
      (b) below.

      (a) While the Company is a Public Company, Fair Market Value shall be determined as follows: (i) if the Common Stock is traded on The Nasdaq Stock Market or listed on a national securities exchange, the last sale price of the Common Stock on the determination date, or, if there are no sales on such date, then on the next preceding date on which there were sales of Common Stock, (ii) if the Common Stock is not traded on The Nasdaq Stock Market or listed on a national securities exchange, the last sale price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the determination date, or, if no sales are reported on such date, then on the next preceding date on which there were such sales.

      (b) If the Company becomes a Non-Public Company, the Committee in good faith using any reasonable method shall determine Fair Market Value.

      (c) Notwithstanding subsections (a) and (b) of this Section, in all cases, Fair Market Value shall not be less than the par value of the Common Stock.

      (d) For purposes of this Section, the term "Public Company" means that the Company has filed a registration statement to register its Common Stock for offering and sale under the Securities Act the registration statement has been declared effective by the Securities; and Exchange Commission, and the Company is currently obligated to file reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act. The term "Non-Public Company" means, subsequent to the effective date of the Plan, the Company ceases to be obligated to file reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

2.15. Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.

2.16. Incentive Stock Option means an Option qualifying for special tax treatment under Section 422 of the Code.

2.17. Nonqualified Stock Option means an option which is not an Incentive Stock Option.

2.18. Option means a stock option that is either a Nonqualified Stock Option or Incentive Stock Option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

2.19. Optionee means the employee, Director or Consultant to whom an Option is granted.

2.20. Participant means an employee of the Company or an Affiliate, a Director or a Consultant who satisfies the requirements of Article IV and is selected by the Committee to receive a Stock Award, Option, SAR or a combination thereof.

2.21. Plan means this Objective Communications, Inc. 1999 Stock Incentive Plan.

2.22. SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to such share of Common Stock encompassed by the exercise of such SAR, the excess of its Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

2.23. Securities Act means the Securities Act of 1933, as amended and as in effect from time to time.

2.24. Stock Award means Common Stock awarded to a Participant under Article
      VIII.

2.25. Stockholder means the holder of Common Stock issued under the Plan as a result of exercise of an Option or SAR or grant of a Stock Award.

2.26. Termination of Employment means with respect to an individual the last to occur of the date the individual ceases to be employed by the Company or its Affiliates, a member of the Board, or a Consultant to the Company or its Affiliates.

2.27. Ten Percent Stockholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a company, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

                                  ARTICLE III
                                 ADMINISTRATION

 3.1. The Committee shall administer the Plan. The Committee shall have authority to grant Stock Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which may be settled. The Committee may modify an outstanding Option, SAR or Stock Award provided that no modification shall, without a Participant's consent, adversely affect any rights or the Participant. The Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that the Committee may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Board or the Committee or in connection with the administration of this Plan shall be final and conclusive on all persons having an interest in the Plan. No member of the Board or the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award. All expenses of administering this Plan shall be borne by the Company.

 3.2. To the extent not prohibited by law, or the Certificate of Incorporation or Bylaws of the Company, the Committee, in its discretion, may delegate to one or more officers of the Company, all or part of the Committee's authority and duties with respect to grants and awards to individuals, provided that the Committee may not delegate its authority with respect to the granting of Awards to persons subject to Sections 16(a) and 16(b) of the Exchange Act if such delegation would cause a grant of an Award under the Plan not to qualify as an exempt transaction under Rule 16(b)-3 under the Exchange Act or any successor rule.

                                   ARTICLE IV
                                  ELIGIBILITY

 4.1. Any employee of the Company or an Affiliate (including a company that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Company or an Affiliate (including a company that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Only employees of the Company or an Affiliate are eligible to receive Incentive Stock Options.

                                   ARTICLE V
                             STOCK SUBJECT TO PLAN

 5.1. Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award the Company may issue shares of authorized but unissued Common Stock or shares of previously issued Common Stock that has been reacquired by the Company. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of authorized but unissued Common Stock or shares of previously issued Common Stock that has been reacquired by the Company.

 5.2. Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards is two million six hundred and forty thousand (2,640,000) shares. The Committee may provide any one Participant with awards for up to five hundred thousand (500,000) shares (subject to adjustment under Article X) under this Plan in any given calendar year. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

 5.3. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs and Stock Awards to be granted under this Plan.

                                   ARTICLE VI
                                    OPTIONS

 6.1. Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards. The Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such

      Option. An individual must be an employee of the Company or the Affiliate to be eligible to be granted an Incentive Stock Option.

 6.2. Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee on the date of grant; provided, however, that the exercise price per share for Common Stock for an Option that is an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the exercise price per share for Common Stock subject to an Option that is an Incentive Stock Option granted to an individual who is or is deemed to be a Ten Percent Stockholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

 6.3. Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Stockholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.

 6.4. Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Company or any of its Affiliates) exceeds $100,000, the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This paragraph will be applied by taking Incentive Stock Options into account in the order in which they are granted.

 6.5. Nontransferability. Except as provided in Section 6.6, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except to the extent an Option is transferred in accordance with Section 6.6, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

 6.6. Transferable Options. Section 6.5 to the contrary notwithstanding, if the Agreement so provides, an Option that is not an Incentive Stock Option may be transferred by a Participant to the Participant's children, stepchildren, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

 6.7. Vesting and Termination of Employment. Except as provided in an Option Agreement, the following rules shall apply:

      (a) Options will vest as provided in the Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise.

      (b) If the Optionee's Termination of Employment is for reason of death or Disability, the right to exercise the Option (to the extent vested) will expire on the earlier of (i) one (1) year after the date of the Optionee's Termination of Employment, or (ii) the expiration date under the terms of the Agreement. Until the expiration date, the Optionee's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.6.

      (c) If the Optionee's Termination of Employment is for any reason other than death or Disability, the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (i) three (3) months after the date of the Optionee's Termination of Employment, or
          (ii) the expiration date under the terms of the Agreement. However, if the Option would then expire during the Pooling Period and the Common Stock received upon the exercise of the Option would be subject to the Pooling Period transfer restrictions, then the right to exercise the Option will expire ten (10) calendar days after the end of the Pooling Period. "Pooling Period" means the period in which property is subject to restrictions on transfer in compliance with the "Pooling of Interests Accounting" rules set forth in the Securities and Exchange Commission Accounting Series Releases 130 and 135. If Termination of Employment is for a reason other than the Optionee's death or disability and the Option holder dies after his or her Termination of Employment but before the right to exercise the Option has expired, the right to exercise the Option shall expire on the earlier of (i) one (1) year after the date of the Optionee's Termination of Employment, or (ii) the date the Option expires under the terms of the Agreement, and, until expiration, the Optionee's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.6.

 6.8. Forfeiture for Cause. Notwithstanding any provision of the Plan to the contrary, unless provided otherwise in an Option Agreement, all unexercised Options granted to an Optionee whose Termination of Employment is for "cause" shall terminate and be forfeited by the Optionee. A termination of Employment shall be for cause if it is by reason of (i) conduct related to the Optionee's service to the Company or an Affiliate for which either criminal or civil penalties against the Optionee may be sought, (ii) a material violation of Company policies, or (iii) disclosing or misusing any confidential information or material concerning the Company or Affiliate. An Optionee may be released from the forfeiture provisions of this section if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

 6.9. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after Termination of Employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.10. Exercise. The Option holder must provide written notice to the Secretary of the Company of the exercise of Options and the number of Options exercised. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.11. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. Unless otherwise provided by the Agreement, payment of all or part of the Option price may also be made by surrendering shares of Common Stock to the Company that have been held for at least six (6) months prior to the date of exercise. If Common Stock is used to pay all or part of the Option price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised. With the consent of the Committee, all or part of the Option price may be paid with a full-recourse promissory note. However, the par value of the Common Stock, if newly issued, shall be paid in cash or cash equivalents. The shares received upon exercise of the Option shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code.
     Subject to the foregoing, the Board Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. If the Common Stock is traded on an established securities market, the Committee may approve payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder's written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer.

6.12. Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option.

6.13. Disposition and Stock Certificate Legends for Incentive Stock Option Shares. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company. The Company may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Option issued under the Plan be endorsed with a legend in substantially the following form:

         The shares evidenced by this certificate may not be sold or
         transferred prior to           , 19          , in the absence
         of a written statement from the Company to the effect that the Company is aware of the facts of such sale or transfer.

      The blank contained in this legend shall be filled in with the date that is the later of (i) one year and one day after the date of the exercise of such Incentive Stock Option or (ii) two years and one day after the grant of such Incentive Stock Option. Upon delivery to the Company, at its principal executive office, of a written statement to the effect that such shares have been sold or transferred prior to such date, the Company does hereby agree to promptly deliver to the transfer agent for such shares a written statement to the effect that the Company is aware of the fact of such sale or transfer.

                                  ARTICLE VII
                                      SARS

 7.1. Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares covered by such awards. In addition no Participant may be granted Corresponding SARs (under all Incentive Stock Option plans of the Company and its Affiliates) that are related to Incentive Stock Options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

 7.2. Maximum SAR Period. The maximum period in which an SAR may be exercised shall be determined by the Committee on the date of grant, except that no Corresponding SAR that is related to an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such related Option was granted. In the case of a Corresponding SAR that is related to an Incentive Stock Option granted to a Participant who is or is deemed to be a Ten Percent Stockholder, such Corresponding SAR shall not be exercisable after the expiration of five years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.

 7.3. Nontransferability. Except as provided in Section 7.4, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

 7.4. Transferable SARs. Section 7.3 to the contrary notwithstanding, if the Agreement so provides, a SAR may be transferred by a Participant to the children, stepchildren, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant.

 7.5. Exercise. Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

 7.6. Employee Status. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after Termination of Employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

 7.7. Settlement. At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

 7.8. Stockholder Rights. No Participant shall, as a result of receiving an SAR award, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

                                  ARTICLE VIII
                                  STOCK AWARDS

 8.1. Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

 8.2. Vesting. The Committee, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

 8.3. Performance Objectives. In accordance with Section 8.2, the Committee may prescribe that Stock Awards will become vested or transferable or both based on objectives such as, but not limited to, the Company's, an Affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, or Fair Market Value. If the Committee, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.

 8.4. Stock Legends. The Committee, on behalf of the Company, may endorse such legend or legends upon the certificates representing the shares of Common Stock, and may issue such "stop transfer" instructions as it determines to be necessary or appropriate to implement the provisions of any agreement between the Company or an Affiliate and the Participant with respect to such shares.

 8.5. Employee Status. In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

 8.6. Nontransferability. Except as provided in Section 8.7, Stock Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in a Stock Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

 8.7. Transferable Stock Awards. Section 8.6 to the contrary notwithstanding if the Award so provides, a Stock Award may be transferred by a Participant to the children, stepchildren, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. The holder of a Stock Award transferred pursuant to this section shall be bound by the same terms and conditions that governed the Stock Award during the period that it was held by the Participant.

 8.8. Stockholder Rights. Prior to their forfeiture (in accordance with the applicable Agreement) and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

                                   ARTICLE IX
                          CHANGE IN CAPITAL STRUCTURE

 9.1. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

 9.2. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options, SARs and Stock Awards hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option or an SAR or the receipt of a Stock Award, for the same aggregate cash consideration, the same total number and class of shares as he would have received had the optionee exercised his or her Option or SAR or received his or her Stock Award in full immediately prior to the event requiring the adjustment; and
      (ii) the number and class of shares then reserved for issuance under the Plan and the maximum number of shares for which awards may be granted to a Participant during a specified time period shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

 9.3. After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving company, each holder of an Option or an SAR shall, at no additional cost, be entitled upon exercise of such Option or SAR to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option or SAR shall then be so exercisable, the number and class of shares of stock or other securities to which such Option holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such Option holder had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares as to which such Option or SAR shall be so exercised.

 9.4. If the Company is merged into or consolidated with another company under circumstances where the Company is not the surviving company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another company while unvested or unexercisable Options or SARs, or unvested Stock Awards, remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options, SARs or Stock Awards with new options, stock appreciation rights or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options, SARs and Stock Awards which have not been continued, assumed or for which a substituted award has not been granted shall be vested and exercisable immediately prior to the effective date of any such merger, consolidation, liquidation, or sale (the "corporate event"). Upon occurrence of the corporate event, all unexercised SARs and Options which have not been continued or assumed, whether or not such Options were vested or exercisable before application of this Section, shall terminate and all SARs and Options which have not been continued or assumed shall be deemed to have been exercised.

 9.5. Except as previously expressly provided, neither the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

 9.6. Adjustment under the preceding provisions of this section will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustment. No adjustment will be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option under the Code.

 9.7. The Committee may make Stock Awards and may grant Options and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in Section 9.3 of this Article IX. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such substituted Stock Awards or Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

                                   ARTICLE X
                              WITHHOLDING OF TAXES

10.1. The Company shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Company in good faith believes is imposed upon it in connection with Federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option, SAR or Stock Award withheld, (ii) tender back to the Company shares of Common Stock received pursuant to an Option, SAR or Stock Award,
      (iii) deliver to the Company previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Company in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Company with respect to the Option, SAR or Stock Award.

                                     ARTICLE XI
                               COMPLIANCE WITH LAW AND
                            APPROVAL OF REGULATORY BODIES

11.1. General Requirements. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges or quotation systems on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

11.2. Participant Representatives. The Committee may require that a Participant, as a condition to receipt of a particular award, execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person's own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.

                                  ARTICLE XII
                               GENERAL PROVISIONS

12.1. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

12.2. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.3. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.4. Choice of Law. The Plan and all Agreements entered into under the Plan shall be interpreted under the law of the State of Delaware.

                                  ARTICLE XIII
                                   AMENDMENT

13.1. The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until stockholder approval is obtained if required under applicable Federal or state corporate or securities laws, or pursuant to the terms of any listing or similar agreement to which the Company is a party, or pursuant to the rules of any domestic stock exchange or quotation system on which the Company's shares may then be listed. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Option or SAR outstanding at the time such amendment is made.

                                  ARTICLE XIV
                    EFFECTIVE DATE OF PLAN, DURATION OF PLAN

14.1. The Plan became effective as of           , 199     , upon adoption by the
      stockholders of the Company after approval by the Board on June 24, 1999.

14.2. Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders, except that Options, SARs and Stock Awards that are granted under the Plan prior to its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised.

       Date:                            Objective Communications, Inc.
             ------------------

                                        By:
                                        --------------------------------------------------------

                                        Title:
                                        --------------------------------------------------------

                                                                       EXHIBIT B

            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       VIDEO NETWORK COMMUNICATIONS, INC.
                   (FORMERLY OBJECTIVE COMMUNICATIONS, INC.)

     The undersigned, a natural person, for the purpose of conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, as amended, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 5, 1993 and that:

                                 ARTICLE FIRST
                                      NAME

     The name of the corporation is: Video Network Communications, Inc. (the "Corporation").

                                 ARTICLE SECOND
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle, Delaware, and the name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.

                                 ARTICLE THIRD
                                    PURPOSE

     The purpose or purposes for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                 CAPITAL STOCK

     The total number of shares which the Corporation shall have authority to issue is thirty two million five hundred thousand (32,500,000) shares of capital stock, of which thirty million (30,000,000) shares shall be common stock, par value of $.01 per share, and two million five hundred thousand (2,500,000) shall be preferred stock, par value $.01 per share.

                                 ARTICLE FIFTH
                                PREFERRED STOCK

     Section A. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors of the Corporation (the "Board"), by resolution or resolutions, may from time to time determine, each of such classes or series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other class or series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

          1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number (except where otherwise provided by the Board in the resolution establishing such class or series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like action of the Board;

          2. The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

          3. The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

          4. Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

          5. The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          6. The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of the Preferred Stock;

          7. The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant thereto; and

          8. Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board shall determine.

     Section B. Rights of Preferred Stock.

          1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of this Article Fifth), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of this Article Fifth), and subject further to any other conditions that may be fixed in accordance with the provisions of this Article Fifth, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

          2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of this Article Fifth), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to this Article Fifth granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock may have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders.

     The number of authorized shares of Preferred Stock and each class of Common Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of shares having a majority of the total number of votes which may be cast in the election of directors of the Corporation by all stockholders entitled to vote in such an election, voting together as a single class.

                                 ARTICLE SIXTH
                                    DURATION

     The Corporation is to have perpetual existence.

                                ARTICLE SEVENTH
                                     BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                                 ARTICLE EIGHTH
                                INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and hold harmless any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those stockholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                 ARTICLE NINTH
                               BOARD OF DIRECTORS

     Section A. Classified Board. The Board of Directors shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders following the annual meeting at which such director was elected. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1999, the second class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000 and the third class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any vacancy on the Board resulting from the resignation or removal of a director may be filled by the remaining members of the Board of Directors, and the director so chosen shall hold office for the remainder of the full term of the resigning or removed director's seat.

     Section B. Vote Required for Modification of Classified Board. Any action to amend or repeal this Article Ninth will require the affirmative vote of the holders of 66 2/3% of the outstanding shares of Common Stock, voting together as a single class, unless such action has been previously approved by a majority vote of the full Board, in which case the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon will be sufficient to amend or repeal any provision of this Article Ninth.

                                 ARTICLE TENTH
                        LIMITATION ON DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No modifications or repeal of the provisions of this Article Tenth shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

                                ARTICLE ELEVENTH
                             RIGHTS OF STOCKHOLDERS

     From time to time any of the provisions of this Fourth Amended and Restated Certificate of Incorporation may be amended, altered, or replaced, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eleventh.

     IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation which restates and integrates and also amends the provisions of the Certificate of Incorporation of the Corporation and which has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as the Corporation has received payment for its capital stock, has been executed by its President and Chief Executive Officer and the Secretary this ____day of September, 1999.

                                          Video Network Communications, Inc.
                                          (formerly Objective Communications,
                                          Inc.)

                                          By:
                                          --------------------------------------
                                            Name: James F. Bunker
                                            Title: President and Chief Executive
                                              Officer

                                          Attest:

                                          By:
                                          --------------------------------------
                                            Name: Robert H. Emery
                                            Title: Secretary

PROXY

                         OBJECTIVE COMMUNICATIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                SEPTEMBER 9, 1999

        The undersigned, a holder of common stock and/or units of Objective Communications, Inc., a Delaware corporation (the "Company") as of August 13, 1999, the record date for the annual meeting of stockholders to be held on September 9, 1999, does hereby appoint Robert H. Emery and James F. Bunker and each of them the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders, to be held at the Company's principal executive officers located at 50 International Drive, Portsmouth, New Hampshire 03801, on Thursday, September 9, 1999 at 10:00 a.m. local time, or at any adjournment or adjournments thereof.

           (Continued and to be signed and dated on the other side.)

                              Fold and detach here

                                            PROXY BY MAIL
The Board of Directors of
Objective Communications recommends
that you vote "FOR" each of the
following proposals:

1. To elect the following two              FOR  WITHHELD           4.  In their discretion, the
directors of the Company to serve                                  proxies are authorized to vote
for three-year terms expiring at the       ----- -----             upon such other and further
annual meeting of stockholders to be                               business as may properly come
held in 2002, and until their                                      before the 1999 Annual
respective successors are                                          Meeting.
elected and qualified:
Richard S. Friedland
Cheryl Snyder
Withheld For:  (Write Nominee's name in
the space provided below).


------------------------------------

2. To consider and vote upon a proposal    FOR  AGAINST ABSTAIN
to approve the adoption of a new 1999
Stock Incentive Plan.                      ----- -----  -----

3.  To consider and vote upon a proposal   FOR  AGAINST ABSTAIN
to approve and adopt the Fourth Amended
and Restated Certificate of                ----- -----  -----
Incorporation of the Company, which
amends the existing Certificate of
Incorporation to change the name of the
corporation to Video Network
Communications, Inc. and eliminates
references in the existing Certificate
of Incorporation to the reverse stock
split that became effective on April 14,
1999.

IF YOU WISH TO VOTE ELECTRONICALLY, PLEASE READ THE              The Proxy will be voted as
INSTRUCTIONS BELOW.                                              directed or if no direction is
                                                                 indicated, will be voted "FOR"
                                                                 the proposal.  This Proxy is
                                                                 solicited on behalf of the
                                                                 Board of Directors.

                                                                 --------------------------------
                                                                         COMPANY NUMBER:

                                                                          PROXY NUMBER:

                                                                         ACCOUNT NUMBER:

                                                                 --------------------------------


Signature:                                 Signature:                              Date:
            -------------------------------            ---------------------------       --------

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                       FOLD AND DETACH HERE AND READ THE REVERSE SIDE.

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                          VOTE BY TELEPHONE OR INTERNET

                          QUICK *** EASY *** IMMEDIATE
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       -       You can now vote your shares electronically through the Internet or through the telephone.

       -       This eliminates the need to return the proxy card.

       - Your electronic vote authorized the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET:

www.objectivecom.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL:

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE BY PHONE:

1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                  PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED.